SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM S-3
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                GOLDEN TRIANGLE INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)



     Colorado                                    25-1302097
(State of incorporation)                    (IRS Employer ID No.)



                      8504 Sonoma Valley N.E.,
              Albuquerque, New Mexico 87122, (505) 856-5075
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

Approximate date of commencement of proposed sale: As soon as practicable after the effective date of this Registration
Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans,
please check the following box:      [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
check the following box:      [X]

                CALCULATION OF REGISTRATION FEE


 Title of
Each Class
   of                            Proposed       Proposed
Securities                        Maximum        Maximum
  to be          Amout to        Offering       Aggregate        Amount of
Registered     be registered  Price Per Unit  Offering Price  Registration Fee

Common Stock      200,000           (1)              (1)          $784.14
Par Vale $.001


    (1) The Registrant will issue the shares to the Company's shareholders as the shareholders exercise Warrants to be issued to them by the Company. The price of such Common Shares will be determined at the time the Warrants are issued (see Purchase Price). Therefore, the maximum offering price cannot be determined at this time.

   (2) For purposes of determining the registration fee, the fee will be calculated on the maximum number of Common Shares to be registered (200,000) at the average between the bid and the asked prices as of the most current date.

                            CROSS REFERENCE SHEET

                                                 HEADING OR
PART I    ITEM NUMBER AND CAPTION        LOCATION IN THE PROSPECTUS

1.        Forepart of Registration       Facing Page of Registration
          Statement and Outside Front    Statement and Cover Page of
          Cover Page of Prospectus       Prospectus

2.        Inside Front Cover and         Inside Front Cover of Prospectus
          Outside Cover Page of          Outside Cover Page of Prospectus
          Prospectus

3.        Risk Factors and               Risk Factors, page 4, Description of
          Description of the             the Warrant Exercise, page 5
          Warrant Exercise

4.        Use of Proceeds                Use of Proceeds, page 8

5.        Determination of Offering      Determination of Offering Price,
          Price                          page 8

6.        Dilution                       Dilution, page 9

7.        Selling Security Holders       NOT APPLICABLE

8.        Distribution of Warrants       Distribution of Warrants,
                                         page 9

9.        Description of Securities      Description of Securities,
                                         page 9

10.       Interest of Name Experts       Experts, page 10, Legal Matters,
          and Counsel                    page 10

11.       Material Changes               NOT APPLICABLE

12.       Incorporation by               Incorporation by Reference,
          Reference                      pages 3 and 10

13.       Disclosure of Commission       Indemnification, page 10
          Position on Indemnification


PART II

14.      Other Expenses of               Page i
         Issuance and Distribution

15.      Indemnification                 Page i

16.      Exhibits                        Page i

17.      Undertakings                    Page ii

18.      Signatures                      Page iii

19.      Index to Exhibits               Page iv

                      GOLDEN TRIANGLE INDUSTRIES, INC.
                              200,000 Shares
                       Common Stock ($.001 Par Value)
                             Warrant Exercise



Golden Triangle Industries, Inc. (the "Company" or "GTII") hereby offers 200,000 shares of its Common Stock to its shareholders choosing to exercise Warrants to purchase Common Stock to be issued to its shareholders.

The Common Stock is listed on the NASDAQ Market Small Capital issues and trades under the NASDAQ symbol GTII. On January 30, 1998, the last sales price of GTII shares, as reported by NASDAQ, was $13.625 per share.

AN INVESTMENT IN THE SECURITIES BEING OFFERED INVOLVES
SIGNIFICANT RISKS.  SEE RISK FACTORS.

No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company or of the Plan since the date of this Prospectus, or that the information set forth herein is correct as of any time subsequent to the date hereof or the date of filing of any documents incorporated by reference herein.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The principal executive offices of GTII are located at 8504
Sonoma Valley N.E., Albuquerque, New Mexico 87122, Telephone
(505) 856-5075.


        The date of this Prospectus is February 1, 1998.

                               TABLE OF CONTENTS


                                                                      PAGE

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . .3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . .3
INFORMATION ON THE COMPANY . . . . . . . . . . . . . . . . . . . . . . .4
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
DESCRIPTION OF THE WARRANT . . . . . . . . . . . . . . . . . . . . . . .5
     Purpose of the Warrants . . . . . . . . . . . . . . . . . . . . . .5
     Administration and Interpretation . . . . . . . . . . . . . . . . .6
     Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Number of Shares Offered. . . . . . . . . . . . . . . . . . . . . .6
     Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Change or Termination . . . . . . . . . . . . . . . . . . . . . . .7
     Limitation of Liability . . . . . . . . . . . . . . . . . . . . . .7
     Federal Income Tax Consequences . . . . . . . . . . . . . . . . . .7
ADVANTAGES AND DISADVANTAGES . . . . . . . . . . . . . . . . . . . . . .8
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . . . . .8
DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
DISTRIBUTION OF WARRANTS . . . . . . . . . . . . . . . . . . . . . . . .9
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . .9
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
INCORPORATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . 10
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

                              PART I


                     AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Common Shares are traded on NASDAQ, and such reports and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.

This Prospectus constitutes a part of a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended ("Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to the Company and the shares of Common Stock registered under the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.


                        INCORPORATION OF
                 CERTAIN DOCUMENTS BY REFERENCE

The following documents which have been filed by the Company with the Commission are incorporated herein by reference and made a part hereof

     (1)  The Company's Form 10-K for the year ended December 31, 1996.
     (2)  The Company's Form 10-Q for the quarter ended March 31, 1997.
     (3)  The Company's Form 10-Q for the quarter ended June 30, 1997.
     (4)  The Company's Form 10-Q for the quarter ended September 30, 1997.

All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Common Stock made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies and supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus.

The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all documents incorporated by reference which have been filed with the Commission. Requests for such copies should be directed to the Company at 8504 Sonoma Valley N.E., Albuquerque, New Mexico 87122, Telephone (505) 856-5075.


                   INFORMATION ON THE COMPANY

The following information concerning GTII may be obtained by referring to the Form 10-K for the year ended December 31, 1996, incorporated herein by reference Business, Properties, Market Information, Selected Financial Data, Management's Discussion, Financial Statements, Management, Compensation, Security Ownership, and Certain Relationships and Related Transactions.

                          RISK FACTORS

Market Considerations. GTII has maintained an actively traded market. However, no assurances can be given that the market for GTII shares will improve. The Company can not assure a profit or protect against a loss on shares purchased upon exercise of the warrants.

No Interest. No interest will be paid on funds held by the Company pending issuance of shares.

No Cash Dividends. GTII has not paid cash dividends on its common stock in the past. Future cash dividends will be determined by the Board of Directors.

Risks Inherent in Oil and Gas Industry. Oil and gas exploration and development are extremely speculative by nature and involve a high degree of risk of loss. There are no assurances that the Company will realize from any particular oil and gas interest the amount of future net revenues upon which the purchase price of such interest was based. Other risks inherent to this industry include market prices of oil and gas; availability, expense and reliability of geological data; availability of equipment; availability of and proximity to pipelines and other transportation facilities; ability to obtain leasehold prospects and royalty or overriding royalty interests in the same; supply and price of competitive fuels, import and export quotas, and effects of political, regulatory, economic or marketing conditions generally.

Risks Inherent in Salt Water Disposal Business. Risks inherent to this industry include market prices of oil and gas, collection of accounts receivable, mechanical problems with disposal wells, surface owners not renewing a lease or competitors installing new disposal facilities. In addition, over 50% of Transcon's (wholly owned subsidiary of GTII) revenues are rendered from a single customer which represents a risk, although GTII does not foresee the loss of this customer.

Governmental Regulations and Securities Compliance. The Company's business is subject to intensive regulation by federal, state and local governments and numerous governmental agencies in both the United States and abroad. Laws and regulations governing the petroleum industry are very complex, particularly insofar as they relate to the pricing, marketing and taxation of oil and gas production and to factors affecting the environment. Federal securities laws also impose periodic reporting and numerous requirements upon all publicly traded companies. Securities laws and regulations are extremely complex and contain numerous technical requirements.

Dilution.  See Dilution, page 9.

Authorization of Preferred Stock. The Company's Articles of Incorporation authorize the issuance of up to 1,000,000 shares of Preferred Stock with such rights and preferences as may be determined by the Board of Directors. Accordingly, the Board may, without shareholder approval, issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could affect the rights of the holders of the Company's Common Stock. The Company has issued 3,311 shares of Class A Preferred Stock and 53,882 shares of Class B Preferred Stock as of the date of this Prospectus.

Conflicts of Interest. Several of the officers and directors of the Company have invested in the oil, gas, or salt water disposal business, either directly or through entities in which they have an interest. Some of these interests could directly compete with the interests of the Company. Although the Company is not aware of any present conflicts of interest, such present or future activities on the part of the officers and directors could directly compete with interests of the Company. If the Company should enter into future transactions with its officers, directors or other related parties, the terms of any such transaction will be as favorable to the Company as those which could be obtained from an unrelated party in an arm's length transaction (see Item 13. Certain Relationships and Related Transactions) in the Form 10-K for the year ended December 31, l996 incorporated herein by reference.

              DESCRIPTION OF THE WARRANT EXERCISE

Purpose of the Warrants. The primary purpose of the Warrants is to provide existing holders of record of the Company's Preferred and Common Stock a way to increase their holdings of GTII Common Stock via purchases from the Company without brokerage fees and at a below-market price. In addition, purchases of Common Stock directly from the Company pursuant to the Warrant Exercise will provide the Company with additional capital for general corporate purposes. Each shareholder, preferred or common, will receive a Warrant entitling him or her to purchase, in the case of common shareholder, one (1) share of common stock for each four shares of common stock currently held. In the case of preferred shareholders, they will receive two and one-half (2 1/2) Warrants to purchase common shares for each share of preferred stock currently held. The Warrants will be issued to existing common and preferred shareholders when this registration statement is made effective.

Administration and Interpretation. The Plan will be administered by the Company or such successor agent as the Company may designate (the "Agent"). The Agent acts as agent for the holders who exercise their Warrants (the "Participant"), keeps records of Participant's accounts and performs other duties relating to the Warrant Exercise. Communications with the Agent should be directed as follows:

     Golden Triangle Industries, Inc.
     c/o Transfer Agent Department
     104 Fossil Court
     Springtown, Texas 76082
      (800) 940-4484

The Company has the right to establish procedures for administration of the Warrant Exercise and to interpret the Exercise of the Warrants. Its interpretation will be final, conclusive and binding.

Eligibility.  To be eligible to participate in the Warrant
Exercise, a shareholder must have been a shareholder of record of GTII on March ____, 1998, the date of the issuance of the Warrants.

Number of Shares Offered. As of the date of this Prospectus, 200,000 shares of Common Stock were registered under the Securities Act for sale by the Company pursuant to the Warrant
Exercise.

Purchase Price. The Warrant Exercise provides that the Common Shares offered will be newly issued Common Shares to be acquired directly from the Company. Under the Warrant Exercise, the Purchase Price for newly issued shares is 90% of the average of the daily closing sales prices of the Common Shares reported on the NASDAQ market on the five trading days prior to the date of issuance of the Warrants.

Purchases. Purchases under the Warrant Exercise may be made as soon as practicable following the date of issuance of the Warrants, but in no event later than 90 days after the date of issuance of the Warrants (except where necessary to comply with applicable securities laws).

Common Shares purchased under the Warrant Exercise will be newly issued Common Shares.

The Common Shares purchased from GTII, will be priced at 90% of the average of the daily closing sales prices of Common Shares reported on the NASDAQ Market on the five trading days prior to the date of issuance of the Warrants (the "Pricing Period"). If there is no trading reported in the Common Shares on the NASDAQ Market, or any securities exchange where the Common Shares are then traded, the Purchase Price per Common Share shall be determined by GTII on the basis of such market quotation or other means as it shall deem appropriate, provided, however, that under no circumstances will the Purchase Price per Common Share be less than the per share par value ($.00l) of the Common Shares.

Pending issuance of the Common Stock, funds derived from the Warrant Exercise shall be held in a non-interest bearing account maintained by the Agent in a bank having capital and surplus of not less than $100,000,000. The bank account shall be specifically designated as being for the benefit of the Warrant Exercise and disbursements shall be permitted from such account only for purchases of shares. The Company does not anticipate there will be a market for the Warrants.

Certificates. Certificates will be issued for share purchases and sent to those persons exercising their Warrants.

Reports. Participants will receive copies of all communications sent to holders of Common Stock. This may include quarterly reports to shareholders, annual reports to shareholders, proxy material, and Internal Revenue Service information, if appropriate, for reporting dividend income. All such information from the Agent to participants will be addressed to the latest address of record; therefore, it is important that participants promptly notify the Agent of any change of address.

Change or Termination. The Company reserves the right to amend, modify, suspend or terminate the Warrant Exercise at any time.
Warrant Holders will be notified in writing of any material changes in the Exercise.

The terms and conditions of the Warrant Exercise may be amended or supplemented by GTII.

Limitation of Liability. The Warrants provide that neither GTII nor the Agent will be liable for any act done in good faith, or for the good faith omission to act in connection with the Warrant Exercise, including, without limitation, any claims of liability or with respect to any loss or fluctuation in the market value after the purchase of such shares.

Federal Income Tax Consequences. The following discussion relates to the material federal income tax consequences of participation in the Warrant Exercise. The effect of such tax consequences upon any Participant will depend upon such Participant's individual circumstances which, together with the state and local tax consequences of participation, should be discussed by each Participant with his tax advisor to determine the tax considerations related to the purchase of shares of Common Stock under the Warrant Exercise.

A Participant will be required to include in income for federal income tax purposes amounts invested in Common Stock under the Warrant Exercise and all shares of Common Stock credited to his or her Account under the Warrant Exercise.

A Participant's tax basis for shares of Common Stock purchased pursuant to the Warrant Exercise should be equal to the cost of such shares.

A Participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Warrant Exercise. Gain or loss will be realized by the Participant only when he or she sells such shares.

                  ADVANTAGES AND DISADVANTAGES

The primary advantages of the Warrant Exercise are:

      No brokerage commissions will be charged to the Participant.

      Shares purchased directly from the Company (newly issued shares) will be offered at a 10% discount.

The primary disadvantages of the Warrant Exercise are:

      Participants will be severely limited in the number of common shares they can purchase (one [1] share for every four [4] shares previously held in the case of common stock and two and one-half [2 1/2] common shares for each preferred share previously held).

      The Warrant Exercise Price, set at the time of the issuance of the Warrants (90% of the close of market), may or may not be economically attractive.


NEITHER THE COMPANY NOR THE AGENT CAN ASSURE A PROFIT OR PROTECT
AGAINST A LOSS ON SHARES PURCHASED UNDER THE WARRANT EXERCISE.


                        USE OF PROCEEDS

Purchases of Common Stock under the Warrant Exercise will be satisfied by the purchase of new shares of Common Stock issued by the Company, however, the number of shares of Common Stock, if any, that the Company ultimately will sell under the Warrant Exercise is not known.

Newly issued shares of Common Stock will be purchased under the Warrant Exercise, and the proceeds from such sales will be used for general corporate purposes of the Company.


                DETERMINATION OF OFFERING PRICE

The Exercise Price of the Common Shares purchased from the Company will be 90% of the average of the daily closing sales prices of the Common Shares reported on the NASDAQ Market on the five trading days prior to the date the Warrants are issued. If there is no trading reported in the Common Shares on the NASDAQ Market, or any securities exchange where the Common Shares are traded, the Purchase Price per common share shall be determined by the Company on the basis of such market quotations or other means as it shall deem appropriate.

                          DILUTION

Since it is impossible to determine how many of the 200,000 shares will ultimately be sold in the Warrant Exercise, it is difficult to determine how much dilution will occur. However, the issuance of any additional shares does cause dilution of the shareholders' interests. In addition to the 200,000 shares in this offering, the Company's Board of Directors may authorize the issuance of additional Common Shares in the future in order to provide for further capitalization of the Company or other corporate purposes, which could cause further dilution of the shareholders' interests.


                    DISTRIBUTION OF WARRANTS

The Common Stock being offered hereby is offered pursuant to the Warrants to be issued, the terms of which provide for the purchase of newly issued shares of Common Stock. The Company will pay all costs and expenses associated with the Warrant
Exercise.

                   DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. There are currently 586,618 shares outstanding of Common Stock, and 3,311 shares outstanding of Class A
Preferred Stock and 53,882 shares outstanding of Class B
Preferred Stock.

The Common Shares are traded on the over-the-counter market and are listed on the NASDAQ Small Capital Issues under the symbol
GTII.

Dividend Rights. The holders of GTII common shares are entitled to share equally, share for share, in such dividends as might be approved by the Board of Directors, and are compatible with the applicable laws of Colorado relating to payment of dividends by corporations.

Voting Rights. Holders of GTII Common Stock are entitled to one vote for each share on all matters voted upon by shareholders. Pursuant to GTII's bylaws, at all meetings of shareholders, 45% of the shares entitled to vote at such meeting, represented in person or by proxy, constitute a quorum, and a majority of the shares represented are required for an affirmative vote. Pursuant to Colorado Law, holders of GTII shares may take action without a meeting only upon written consent of all shareholders entitled to vote on the proposed action. Cumulative voting rights are not available to GTII shareholders. GTII's bylaws were adopted by its Board of Directors, and may be repealed by the Board of Directors.

There are no Colorado Law provisions specifically regulating takeover bids or the acquisition of a controlling interest. Although Colorado Law provisions impose conditions on GTII's ability to repurchase its own shares, there are no provisions requiring shareholder approval of such repurchases.

Preemptive Rights. Holders of GTII common shares have no preemptive rights

Liability of Directors. The Articles of Incorporation of GTII have provisions for limitation of liability of directors (see
Indemnification below).

Liquidation Rights. In the event of liquidation, dissolution or winding up the affairs of GTII, whether voluntary or involuntary, the holders of the Company's common shares are entitled to share, on a share to share basis, in any of the assets or funds which are distributable to its shareholders upon such liquidation, dissolution, or winding-up. Such distribution would be subject to the rights of preferred shareholders and the prior rights of creditors of each corporation.

Assessment and Redemption. GTII shares to be issued are fully paid and non-assessable.

Transfer Agent. The Company acts as its own transfer agent through its Transfer Agent Department, 104 Fossil Court,
Springtown, Texas 76082.

                            EXPERTS

The consolidated financial statements of the Company and its subsidiaries included in the Company's Form 10-K, which is incorporated herein by reference, have been audited by Robert Early & Company, P.C., as stated in their report appearing therein.
                         LEGAL MATTERS

Certain legal matters, including the validity of the Common Stock being offered hereby, will be passed upon for the Company by Richard M. Hewitt, P. C., 1314 Cigna Tower, 600 E. Las Colinas
Blvd., Irving, Texas 75039.

                   INCORPORATION BY REFERENCE

See Incorporation of Certain Documents by Reference, page 3.


                        INDEMNIFICATION

Article VII of the Company's Articles of Incorporation provides as follows:

     The Corporation shall indemnify, to the full extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the Corporation. The Corporation shall further have the authority, to the full extent permitted by law, to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances and to maintain insurance providing such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                            PART II
           INFORMATION NOT REQUIRED IN THE PROSPECTUS


           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Since purchases of Common Stock under the Warrant Exercise will be satisfied by the purchase of new shares of Common Stock issued by the Company, the number of shares of Common Stock, if any, that the Company ultimately will sell under the Warrant Exercise is not known. For this reason it is not possible to predict the expenses of issuance and distribution.

                         INDEMNIFICATION

Article VII of the Company's Articles of Incorporation provides as follows:

     The Corporation shall indemnify, to the full extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the Corporation. The Corporation shall further have the authority, to the full extent permitted by law, to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expenses arising against or incurred by them in all other circumstances and to maintain insurance providing such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             EXHIBITS

Copies of the following documents have been included as Exhibits to this Registration Statement:

Exhibit A   - Form 10-K for the year ended December 31, 1996
Exhibit B   - Form 10-Q for the quarter ended March 31, 1997
Exhibit C   - Form 10-Q for the quarter ended June 30, 1997
Exhibit D   - Form 10-Q for the quarter ended September 30, 1997

Exhibit E   - Opinion as to Legality of Shares
Exhibit F   - Consent of Independent Certified Public Accountants
Exhibit G   - Certificate for Common and Preferred Stock
              Purchase Warrants


                           UNDERTAKINGS

The undersigned registrant hereby undertakes to deliver or cause to be delivered with this prospectus, to each person to whom the prospectus is sent or given, the latest annual report on Form 10-K to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

The undersigned registrant hereby undertakes to respond to requests or information that is incorporated herein by reference into the prospectus, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph 1 above or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Magdalena, State of New Mexico, on this the _2nd_ day of ____February____, 1997.

                              GOLDEN TRIANGLE INDUSTRIES, INC.


                              __/s/ Keneth Owens_____________
                              Kenneth Owens, President

Pursuant to the requirements of the Securities Exchange Act of l933, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


SIGNATURES                                    DATE


____/s/ Kenneth Owens____________           ___2/2/98_____
Kenneth Owens, Chairman of the
Board and President


____/s/ Karen Lee________________            ___2/2/98_____
Karen Lee, Director

____/s/ Richard Levine____________           ___2/2/98_____
Richard Levine, Director


____/s/ Glenn Gagnon______________           ___2/2/98_____
Glenn Gagnon, Director


____/s/ Howard B. Seigel__________           ___2/2/98_____
Howard B. Siegel, Director


____/s/ John Vuksich______________           ___2/2/98_____
John Vuksich, Director

                         INDEX TO EXHIBITS


Exhibit A   - Form 10-K for the year ended December 31, 1996
Exhibit B   - Form 10-Q for the quarter ended March 31, 1997
Exhibit C   - Form 10-Q for the quarter ended June 30, 1997
Exhibit D   - Form 10-Q for the quarter ended September 30, 1997
Exhibit E   - Opinion as to Legality of Shares
Exhibit F   - Consent of Independent Certified Public Accountants
Exhibit G   - Certificate for Common and Preferred stock purchase
              Warrants

                            EXHIBIT A

Form 10-K for the year ended December 31, 1996 - Previously filed via Edgar


                            EXHIBIT B

Form 10-Q for the quarter ended March 31, 1997 - Previously filed via Edgar


                            EXHIBIT C

Form 10-Q for the quarter ended June 30, 1997 - Previously filed via Edgar


                            EXHIBIT D

Form 10-Q for the quarter ended September 30, 1997 -Previously filed via Edgar

                            EXHIBIT E



                             January 15, 1998



Golden Triangle Industries, Inc.
P. O. Box 22010
Albuquerque, New Mexico 87154

    Re: Registration Statement on Form S-3; Golden Triangle Industries, Inc. Common Stock issued upon Exercise of Certain Warrants issued to existing Shareholders

Gentlemen:

     This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Golden Triangle Industries, Inc. (the "Company") of 200,000 shares of Common Stock, par value of $.001 per share (the "Common Stock"), issued upon exercise of certain warrants (the "Warrants") issued to existing Shareholders.

     In our capacity as special counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation (as amended), Bylaws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and the documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

     Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in the Registration Statement on Form S-3 to be filed with the Commission.

                              Sincerely,

                              Richard M. Hewitt, P.C.

RMH:res

                           EXHIBIT F





            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report on our audit of the annual financial statements at December 31, 1996 of Golden Triangle Industries, Inc. dated March 16, 1997, which was included in the filing with the Securities and Exchange Commission of the 1996 FORM 10-K Annual Report of Golden Triangle Industries, Inc.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3.


        ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We acknowledge the incorporation by reference in this Registration Statement on Form S-3 of our reports dated May 13, 1997, August 12, and November 11, 1997, on our reviews of the interim quarterly financial statements of Golden Triangle Royalty & Oil, Inc. as of and for the periods ended March 31, June 30, and September 30, 1997, respectively as these report were included in the filings with the Securities and Exchange Commission on FORM 10-Q.


                       OTHER PERTINENT INFORMATION

As of December 1997, we are no longer independent with regard to Golden Triangle Industries, Inc.



__/s/_Robert Early & Company___
Robert Early & Company, P.C.
Abilene, TX

January 20, 1997

                             EXHIBIT G



THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE WARRANTS REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS APPLICABLE (IN WHICH CASE THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT) AND THE PROVISIONS OF ALL OTHER APPLICABLE SECURITIES LAWS ARE OBSERVED.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. ACCORDINGLY, THE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY "U.S. PERSON" (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SAID ACT.

                GOLDEN TRIANGLE INDUSTRIES, INC.
      Incorporated Under the Law of the State of Colorado

No. 95-__________                            _______    Common Stock
                                                        Purchase Warrants

                    CERTIFICATE FOR COMMON AND
                PREFERRED STOCK PURCHASE WARRANTS


     1. Warrant. This Warrant Certificate certifies that __________________ _________________________________ (the "Registered Holder"), is the
registered owner of the above-indicated number of Warrants expiring on the Expiration Date, as hereinafter defined. The Registered Holder shall receive one (1) Warrant to purchase one share of common stock for each four (4) shares ofcommon stock owned or two and one-half (2 1/2) Warrants to purchase two and one-half (2 1/2) shares of common stock for each share of preferred stock owned. In the case of fractional shares, the Registered Holder's shares shall be rounded up to the nearest whole Warrant. One (1) Warrant entitles the Registered Holder to purchase one (1) share of the common stock, $.001 par value (a "Share"), of Golden Triangle Industries, Inc., a Colorado corporation (the "Company"), from the Company at a purchase price of_________Dollars ($________) (the "Exercise Price") at any time during the Exercise Period, as hereinafter defined, upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed and accompanied by payment of the Exercise Price at the transfer agent office of the Company.
     Upon due presentment for transfer or exchange of this Warrant Certificate at the transfer agent office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate, subject to the limitations provided herein, upon payment of any tax or governmental charge imposed in connection with such transfer. Subject to the terms hereof, the Company shall deliver Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted hereunder.

     2. Restrictive Legends. Each Warrant Certificate shall bear legends substantially in the form of the legends that appear at the beginning of this Warrant Certificate.

     Each such certificate representing Shares may also bear such legend relating to the issuance of such Shares as counsel for the Company shall reasonably deem appropriate.

     3. Exercise. Subject to the terms hereof, the Warrants evidenced by this Warrant Certificate may be exercised at the Exercise Price in whole or in part at any time during the ninety (90) day Exercise Period (the "Exercise Period"), commencing on _____________, 1997, and terminating at the close of business at the location of the transfer agent office of the Company at 104 Fossil Court, Springtown, Texas 76082, on ________________, 1998 (the "Expiration Date").
The Exercise Period may also be extended by the Company's Board of Directors.

     A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (the "Exercise Date") of the surrender to the Company at its stock transfer office of the Warrant Certificate with the exercise form attached hereto executed by the Registered Holder and accompanied by payment to the Company, in cash or by official bank or certified check, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.

     The person entitled to receive the Shares issuable upon exercise of a Warrant or Warrants ("Warrant Shares") shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. If more than one (1) Warrant shall be exercised at one time by the same Registered Holder, the number of full Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

     Promptly, and in any event within ten (10) business days after the Exercise Date, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise.

     The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the Registered Holder thereof to any of the rights of shareholders or to any dividend declared on the Shares unless the Registered Holder shall have exercised the Warrants and thereby purchased the Warrant Shares prior to the record date for the determination of holders of Shares entitled to such dividend or other right.

     4. Reservation of Shares and Payment of Taxes. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of outstanding Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

     The Registered Holder shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the eventthe Warrant Shares are to be delivered in the name other than the name of the Registered Holder of the Warrant Certificates, no such delivery shall be made unless the person requesting the same has paid the amount of any such taxes or charges incident thereto.

     5. Registration of Transfer. The Warrant Certificates may be trans-ferred in whole or in part, provided any such transfer complies with all applicable federal and state securities laws and, if requested by the Company, the Registered Holder delivers to the Company an opinion of counsel to that effect, in form and substance reasonably acceptable to the Company. Warrant Certificates to be transferred shall be surrendered to the Company at the stock transfer agent office. The Company shall execute, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the transfer shall be entitled to receive.

     The Company shall keep transfer books at its stock transfer office which shall register Warrant Certificates and the transfer thereof. On due presentment of any Warrant Certificate for registration of transfer at such office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration or transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company.

     All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly canceled by the Company and thereafter retained by the Company until the Expiration Date. Prior to due presentment for registration of transfer thereof, the Company may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company), and the Company shall not be affected by any notice to the contrary.

     6. Loss or Mutilation. On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate, the Company shall execute and deliver, in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant

Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company in an amount satisfactory to the Company. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Company prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other reasonable regulations as the Company may prescribe.

     7. Adjustment of Shares. The number and kind of securities issuable upon exercise of a Warrant or to be delivered upon the redemption of Warrants hereunder shall be subject to adjustment from time to time upon the happening of certain events ("Adjustment Event"), as follows.

    (a) If the Company shall, at any time prior to the complete exercise of the Warrants evidenced hereby, declare or pay to the holders of this outstanding Shares, a dividend payable in any kind of shares of stock or other securities of the Company, or in property, or otherwise than in cash, the Registered Holder upon thereafter exercising the Warrants evidenced hereby as herein provided shall be entitled to receive for the Exercise Price, in addition to one (1) Warrant for each four (4) common shares held (in the case of common stock held), or two and one-half (2 1/2) Warrants for each Class A or Class B preferred shares held, such additional share or shares of stock or other securities or property as the Registered Holder would have received in the form of such dividend if he had been the holder of record of such Warrant on the record date for the determination of common stockholders entitled to receive such dividend.

    (b) If the Company shall, while any Warrants evidenced hereby remain in force, effect a recapitalization of such character that the Shares covered hereby shall be changed into or become exchangeable for a larger or smaller number of shares, then thereafter, the number of Shares which the Registered Holder shall be entitled to purchase hereunder, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares of the Company by reason of such recapitalization, and the Exercise Price (per Share) shall in the case of an increase in the number of Shares be proportionately reduced, and in the case of a decrease in the number of shares be proportionately increased.

    (c) In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable upon exercise of a Warrant) or in case the Company (or any such other corporation) shall merge into or with or consolidate with another corporation or convey all or substantially all of its assets to another corporation or enter into a business combination of any form as a result of which the Share or other securities receivable upon exercise of a Warrant are converted into other stock or securities of the same or another corporation, then and in each such case, the Registered Holder of a Warrant, upon exercise of the purchase right at any time after the consummation of such reorganization, consolidation, merger, conveyance or combination, shall be entitled to receive, in lieu of the Shares or other securities to which such Registered Holder would have been entitled had he exercised the purchase right immediately prior thereto, such stock and securities which such Registered Holder would have owned immediately after such event with respect to the Shares and other securities for which a Warrant may have been exercised immediately before such event had the Registered Holder exercised the Warrant immediately prior to such event.

    The Company shall mail to the holder of this Certificate, at least twenty
(20) days prior to any Adjustment Event, a notice specifying the date on which any such Adjustment Event is to occur together with a description thereof.

    In each case of an adjustment in the Shares or other securities receivable upon the exercise of a Warrant, the Company shall promptly notify the Registered Holder of such adjustment. Such notice shall set forth the facts upon which such adjustment is based.

     8. Reduction in Exercise Price at Company's Option. The Company's Board of Directors may, at its sole discretion, reduce the Exercise Price of the Warrants in effect at any time either for the life of the Warrants or any shorter period of time determined by the Company's Board of Directors. The Company shall promptly notify the Registered Holders of any such reduction in the Exercise Price.

     9. Notices. All notices, demands, elections, or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile or telegram to the Company, at its principal executive office, and to the Registered Holder, at the address of such holder as set forth on the books maintained by the Company.

     10. General Provisions. This Warrant Certificate shall be construed and enforced in accordance with, and governed by, the laws of the State of New Mexico, where the Company maintains executive offices. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. The headings of this Warrant Certificate are for convenience in reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of this the _____ day of ______________________________, 1997.

                              GOLDEN TRIANGLE INDUSTRIES, INC.


                              __________________________________________
                              By:   ____________________________________
                                 Its:   ______________________________

                                 GOLDEN TRIANGLE INDUSTRIES, INC.


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                           UNIF GIFT MIN ACT
TEN ENT - as tenants by the entireties                       Custodian
JT TEN    - as joint tenants with right of               (Cust)     (Minor)
          survivorship and not as tenants in common    under Uniform Gifts to
                                                       Minors Act __________
                                                                   (State)

Additional abbreviations may also be used though not in the above list.

                        FORM ASSIGNMENT
To be executed by the Registered Holder if he desires to assign Warrants evidenced by the _______________ within Warrant Certificate.


     FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers unto ____________________________________, (____)
Warrants, evidenced by the within Warrant Certificates, and does hereby irrevocably constitute and appoint _________________________________________,
Attorney, to transfer the said Warrants evidenced by the within Warrant Certificates on the books of the Company, with full power of substitution.



Dated:    ____________________          ___________________________________
                              Printed Name:  ____________________________

NOTICE: The above signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alternation or enlargement or any change whatsoever.

Signature Guaranteed:    _____________________________________________________

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.

Dated: ____________________        ______________________________________
                              Printed Name: ____________________________

NOTICE: The above signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alternation or enlargement or any change whatsoever.

Signature Guaranteed:    ___________________________________________________

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.